Exhibit 99.1
MEDIAALPHA ANNOUNCES FOURTH QUARTER AND FULL YEAR 2025
FINANCIAL RESULTS
Fourth Quarter Revenue of $291 million and Record Transaction Value of $613 million;
Record Transaction Value of $552 million in Property & Casualty Insurance Vertical

Record Full-Year 2025 Revenue of $1.1 billion and Transaction Value of $2.2 billion
Record Full-Year 2025 Net Income of $26.8 million and Adjusted EBITDA(1)of $113.7 million

Board of Directors Doubles Share Repurchase Authorization to $100 million

Los Angeles, CA (February 23, 2026) – MediaAlpha, Inc. (NYSE: MAX) ("MediaAlpha" or the "Company") today announced its financial results for the fourth quarter and full year ended December 31, 2025.

“2025 was a record year for MediaAlpha, driven by strong momentum in P&C and continued market share gains, reinforcing our role as the leading customer acquisition infrastructure for insurance carriers.” said MediaAlpha co-founder and CEO Steve Yi. “Looking ahead, we are excited about the potential of AI to expand our opportunity to help carriers acquire new customers more efficiently, and at unprecedented scale, through our marketplace.”

MediaAlpha CFO Pat Thompson added, “Based on our strong and growing free cash flow outlook, our Board has authorized a $50 million increase in our share repurchase program to $100 million. The $86 million currently outstanding under the program would represent approximately 15% of our outstanding shares at current prices, and we expect to complete the vast majority of this program by the end of 2026.”
Fourth Quarter 2025 Financial Results and Highlights
•Revenue of $291 million, a decrease of 3% year over year;
•Transaction Value of $613 million, an increase of 23% year over year;
◦Transaction Value from Property & Casualty (P&C) of $552 million, an increase of 38% year over year;
◦Transaction Value from Health of $54 million, a decrease of 40% year over year;
•Gross margin of 15.4%, compared with 16.3% in the fourth quarter of 2024;
•Contribution Margin(1) of 16.1%, compared with 17.1% in the fourth quarter of 2024;
•Net income of $34.0 million, compared with $7.3 million in the fourth quarter of 2024;
•Adjusted EBITDA(1) of $30.8 million, compared with $36.7 million in the fourth quarter of 2024;
◦Excluding Contribution from under-65 health, Adjusted EBITDA grew approximately 10%; and
•Repurchased 1.1 million shares for $14 million.
Full Year 2025 Financial Results and Highlights
•Revenue of $1.1 billion, an increase of 29% year over year;
•Transaction Value of $2.2 billion, an increase of 45% year over year;
◦Transaction Value from P&C of $1.9 billion, an increase of 65% year over year;

◦Transaction Value from Health of $183 million, a decrease of 32% year over year;
•Gross margin of 15.0%, compared with 16.6% in 2024;
•Contribution Margin(1) of 15.8%, compared with 17.9% in 2024;
•Net income of $26.8 million, compared with $22.1 million in 2024;
•Adjusted EBITDA(1) of $113.7 million, compared with $96.1 million in 2024;
◦Excluding Contribution from under-65 health, Adjusted EBITDA grew approximately 55%; and
•Repurchased 4.4 million shares for $47 million.
(1)A reconciliation of GAAP to Non-GAAP financial measures has been provided at the end of this press release and in the investor supplemental materials. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Financial Outlook

MediaAlpha's guidance for the first quarter of 2026 reflects continued positive momentum in our P&C insurance vertical, where we expect Transaction Value growth of approximately 35% year over year in the first quarter, driven by strong carrier demand and continued share gains. In our Health insurance vertical, we expect Transaction Value to decline approximately 50% year over year in the first quarter, driven primarily by under-65 health.
For the first quarter of 2026, MediaAlpha currently expects the following:
•Transaction Value between $570 million - $595 million, representing a 23% year-over-year increase at the midpoint of the guidance range;
•Revenue between $285 million - $305 million, representing a 12% year-over-year increase at the midpoint of the guidance range;
•Adjusted EBITDA between $29.5 million - $31.5 million, representing a 4% year-over-year increase at the midpoint of the guidance range. Excluding Contribution from under-65 health, Adjusted EBITDA is expected to increase approximately 25% year over year at the midpoint of the guidance range;
•Contribution less Adjusted EBITDA to be approximately $0.5 - $1.0 million higher than in the fourth quarter of 2025.

With respect to the Company’s projections of Adjusted EBITDA and Contribution under “Financial Outlook,” MediaAlpha is not providing a reconciliation of Adjusted EBITDA to net income (loss), or of Contribution to gross profit, because the Company is unable to predict with reasonable certainty the reconciling items that may affect the corresponding GAAP measures without unreasonable effort. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the corresponding GAAP measures for the applicable period.
For a detailed explanation of the Company’s non-GAAP measures, please refer to the appendix section of this press release.

Additional Information Regarding Share Repurchase Program
On February 18, 2026, the Company's Board of Directors authorized an increase in its existing Share Repurchase Program by $50 million, to a total of up to $100 million, of which $14.4 million has been used to date. The Company may repurchase shares of Class A common stock under such program through open market transactions, privately negotiated transactions, preset trading plans, block trades or any combination of such methods. The timing and amount of any share repurchases will be determined by the Company’s management in its discretion based on their ongoing evaluation of market and economic conditions, the trading price and volume of the Company’s Class A common stock, the Company’s capital needs and investment opportunities, and other factors. The Company expects to complete the vast majority of the Repurchase Program by the end of 2026, but it may be suspended or discontinued at any time, and does not obligate the Company to acquire any amount of Class A common stock.

Conference Call Information
MediaAlpha will host a Q&A conference call today to discuss the Company's fourth quarter and full year 2025 results and its financial outlook for the first quarter of 2026 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live audio webcast of the call will be available on the MediaAlpha Investor Relations website at https://investors.mediaalpha.com. To register for the webcast, click here. Participants may also dial-in, toll-free, at (800) 715-9871 or (646) 307-1963, with passcode 9621964. An audio replay of the conference call will be available following the call and available on the MediaAlpha Investor Relations website at https://investors.mediaalpha.com.

The Company has also posted investor supplemental materials on its investor relations website. These materials will replace the Company's quarterly letter to shareholders going forward. MediaAlpha has used, and intends to continue to use, its investor relations website at https://investors.mediaalpha.com as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding our expectation that AI adoption will provide expanded opportunities for our business, the expected amounts and timing of share repurchases under our Share Repurchase Program, and our financial outlook for the first quarter of 2026. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including those more fully described in MediaAlpha’s filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K as of and for the year ended December 31, 2025 to be filed on February 23, 2026. These factors should not be construed as exhaustive. MediaAlpha disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this press release.

Non-GAAP Financial Measures and Operating Metrics
This press release includes Adjusted EBITDA, Contribution, and Contribution Margin, which are non-GAAP financial measures. The Company also presents Transaction Value, which is an operating metric not presented in accordance with GAAP. See the appendix for definitions of Adjusted EBITDA, Contribution, Contribution Margin and Transaction Value, as well as reconciliations to the corresponding GAAP financial metrics, as applicable.
We present Transaction Value, Adjusted EBITDA, Contribution, and Contribution Margin because they are used extensively by our management and board of directors to manage our operating performance, including evaluating our operational performance against budget and assessing our overall operating efficiency and operating leverage. Accordingly, we believe that Transaction Value, Adjusted EBITDA and Contribution Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. Each of Transaction Value, Adjusted EBITDA and Contribution Margin has limitations as a financial measure and investors should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

About MediaAlpha
We believe we are the insurance industry’s leading programmatic customer acquisition platform. With more than 1,150 active partners, in addition to our agent partners, we connect insurance carriers with online shoppers and generated over 141 million Consumer Referrals in 2025. Our programmatic advertising technology powered $2.2 billion in spend in 2025 on brand, comparison, and metasearch sites across property & casualty insurance, health insurance, life insurance, and other industries. For more information, please visit www.mediaalpha.com.

Contacts:
Investors
Denise Garcia
Hayflower Partners
Denise@HayflowerPartners.com

MediaAlpha, Inc. and subsidiaries
Consolidated Balance Sheets
(In thousands, except share data and per share amounts)

	As of December 31,
	2025 (unaudited)	2024
Assets
Current assets
Cash and cash equivalents	$46,876	$43,266
Accounts receivable, net of allowance for credit losses of $717 and $1,005, respectively	123,019	142,932
Prepaid expenses and other current assets	4,477	3,711
Total current assets	$174,372	$189,909
Intangible assets, net	3,590	19,985
Goodwill	47,739	47,739
Deferred tax assets	149,734	—
Other assets	8,396	4,814
Total assets	$383,831	$262,447
Liabilities and stockholders' deficit
Current liabilities
Accounts payable	91,094	105,563
Accrued expenses	34,746	18,542
Current portion of long-term debt	21,807	8,849
Total current liabilities	$147,647	$132,954
Long-term debt, net of current portion	131,602	153,596
Liabilities under tax receivables agreement, net of current portion	124,212	7,006
Other long-term liabilities	9,564	15,123
Total liabilities	$413,025	$308,679
Commitments and contingencies
Stockholders’ deficit
Class A common stock, $0.01 par value - 1.0 billion shares authorized; 56.2 million and 55.5 million shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	562	555
Class B common stock, $0.01 par value - 100 million shares authorized; 8.3 million and 11.6 million shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	83	116
Preferred stock, $0.01 par value - 50 million shares authorized; 0 shares issued and outstanding as of December 31, 2025 and December 31, 2024	—	—
Additional paid-in capital	483,825	507,640
Accumulated deficit	(480,310)	(505,933)
Total stockholders’ equity attributable to MediaAlpha, Inc.	$4,160	$2,378
Non-controlling interests	(33,354)	(48,610)
Total stockholders' deficit	$(29,194)	$(46,232)
Total liabilities and stockholders’ deficit	$383,831	$262,447

MediaAlpha, Inc. and subsidiaries
Consolidated Statements of Operations
(In thousands, except share data and per share amounts)

	Year ended December 31,
	2025 (unaudited)	2024
Revenue	$1,113,600	$864,704
Costs and operating expenses
Cost of revenue	946,057	721,131
Sales and marketing	21,055	24,725
Product development	21,396	19,764
General and administrative	89,556	56,359
Write-off of intangible assets	13,416	—
Total costs and operating expenses	1,091,480	821,979
Income from operations	22,120	42,725
Other expense, net	121,938	4,872
Interest expense	11,243	14,351
Total other expense, net	133,181	19,223
(Loss) income before income taxes	(111,061)	23,502
Income tax (benefit) expense	(137,822)	1,384
Net income	$26,761	$22,118
Net income attributable to non-controlling interests	1,138	5,489
Net income attributable to MediaAlpha, Inc.	$25,623	$16,629
Net income attributable to MediaAlpha, Inc. per share of Class A common stock
-Basic	$0.46	$0.31
-Diluted	$0.39	$0.31
Weighted average shares of Class A common stock outstanding
-Basic	56,244,357	53,043,576
-Diluted	66,786,155	53,043,576

MediaAlpha, Inc. and subsidiaries
Consolidated Statements of Operations
(In thousands, except share data and per share amounts)

	Three months ended December 31,
	2025 (unaudited)	2024 (unaudited)
Revenue	$291,155	$300,648
Costs and operating expenses
Cost of revenue	246,344	251,666
Sales and marketing	4,977	6,117
Product development	5,328	5,021
General and administrative	12,193	19,592
Total costs and operating expenses	268,842	282,396
Income from operations	22,313	18,252
Other expense, net	123,861	6,843
Interest expense	2,610	3,193
Total other expense, net	126,471	10,036
(Loss) income before income taxes	(104,158)	8,216
Income tax (benefit) expense	(138,143)	915
Net income	$33,985	$7,301
Net income attributable to non-controlling interest	2,579	2,661
Net income attributable to MediaAlpha, Inc.	$31,406	$4,640
Net income attributable to MediaAlpha, Inc. per share of Class A common stock
-Basic	$0.56	$0.08
-Diluted	$0.50	$0.08
Weighted average shares of Class A common stock outstanding
-Basic	56,571,727	55,277,134
-Diluted	65,759,637	55,277,134

MediaAlpha, Inc. and subsidiaries
Consolidated Statements of Cash Flows
(In thousands)

	Year ended December 31,
	2025 (unaudited)	2024
Cash Flows from operating activities
Net income	$26,761	$22,118
Adjustments to reconcile net income to net cash provided by operating activities:
Equity-based compensation expense	30,331	34,083
Non-cash lease expense	938	803
Depreciation expense on property and equipment	273	252
Amortization of intangible assets	2,979	6,430
Amortization of deferred debt issuance costs	654	755
Write-off of intangible assets	13,416	—
Credit losses	(173)	497
Deferred taxes	(138,894)	—
Tax receivables agreement	124,089	7,006
Changes in operating assets and liabilities:
Accounts receivable	20,086	(89,656)
Prepaid expenses and other current assets	(672)	(244)
Other assets	(3,915)	500
Accounts payable	(14,469)	49,284
Accrued expenses	4,194	14,044
Net cash provided by operating activities	$65,598	$45,872
Cash flows from investing activities
Purchases of property and equipment	(340)	(254)
Acquisition of intangible assets	—	(400)
Net cash (used in) investing activities	$(340)	$(654)
Cash flows from financing activities
Repayments on long-term debt	(9,500)	(12,547)
Debt issuance costs	(284)	—
Shares withheld for taxes on vesting of restricted stock units	(4,214)	(6,308)
Repurchases of Class A common stock	(47,269)	—
Contributions from QLH’s members	869	854
Distributions to non-controlling interests	(1,250)	(1,222)
Net cash (used in) financing activities	$(61,648)	$(19,223)
Net increase in cash and cash equivalents	3,610	25,995
Cash and cash equivalents, beginning of period	43,266	17,271
Cash and cash equivalents, end of period	$46,876	$43,266

Key business and operating metrics and Non-GAAP financial measures
Transaction Value
We define “Transaction Value” as the total gross dollars transacted by our partners on our platform. Transaction Value is an operating metric not presented in accordance with GAAP, and is a driver of revenue based on the economic relationships we have with our partners. Our partners use our platform to transact via Open and Private Marketplace transactions. In our Open Marketplace model, revenue recognized represents the fees paid by our Demand Partners for Consumer Referrals sold and is equal to the Transaction Value and revenue share payments to our Supply Partners represent costs of revenue. In our Private Marketplace model, revenue recognized represents a platform fee billed to the Demand Partner or Supply Partner based on an agreed-upon percentage of the Transaction Value for the Consumer Referrals transacted, and accordingly there are no associated costs of revenue. We utilize Transaction Value to assess the overall level of transaction activity through our platform. We believe it is useful to investors to assess the overall level of activity on our platform and to better understand the sources of our revenue across our different transaction models and verticals.

The following table presents Transaction Value by platform model for the three months and full years ended December 31, 2025 and 2024:

	Three months ended December 31,		Full year ended December 31,
(dollars in thousands)	2025	2024	2025	2024
Open Marketplace transactions	$283,908	$294,655	$1,087,422	$841,604
Percentage of total Transaction Value	46.3%	59.0%	50.4%	56.4%
Private Marketplace transactions	329,064	204,514	1,068,733	650,256
Percentage of total Transaction Value	53.7%	41.0%	49.6%	43.6%
Total Transaction Value	$612,972	$499,169	$2,156,155	$1,491,860

The following table presents Transaction Value by vertical for the three months and full years ended December 31, 2025 and 2024:

	Three months ended December 31,		Full year ended December 31,
(dollars in thousands)	2025	2024	2025	2024
Property & Casualty insurance	$551,590	$400,976	$1,942,013	$1,178,497
Percentage of total Transaction Value	90.0%	80.3%	90.1%	79.0%
Health insurance	54,288	90,305	182,860	270,285
Percentage of total Transaction Value	8.9%	18.1%	8.5%	18.1%
Life insurance	6,853	6,278	27,948	30,662
Percentage of total Transaction Value	1.1%	1.3%	1.3%	2.1%
Other(1)	241	1,610	3,334	12,416
Percentage of total Transaction Value	0.0%	0.3%	0.1%	0.8%
Total Transaction Value	$612,972	$499,169	$2,156,155	$1,491,860
(1)Our other verticals include Travel and Consumer Finance.

Contribution and Contribution Margin
We define “Contribution” as revenue less revenue share payments and online advertising costs, or, as reported in our consolidated statements of operations, revenue less cost of revenue (i.e., gross profit), as adjusted to exclude the following items from cost of revenue: equity-based compensation; salaries, wages, and related costs; internet and hosting costs; amortization; depreciation; other services; and merchant-related fees. We define “Contribution Margin” as Contribution expressed as a percentage of revenue for the same period. Contribution and Contribution Margin are non-GAAP financial measures that we present to supplement the financial information we present on a GAAP basis. We use Contribution and Contribution Margin to measure the return on our relationships with our Supply Partners (excluding certain fixed costs), the financial return on and efficacy of our online advertising costs to drive consumers to our proprietary websites, and our operating leverage. We do not use Contribution and Contribution Margin as measures of overall profitability. We present Contribution and Contribution Margin because they are used by our management and board of directors to manage our operating performance, including evaluating our operational performance against budget and assessing our overall operating efficiency and operating leverage. For example, if Contribution increases and our headcount costs and other operating expenses remain steady, our Adjusted EBITDA and operating leverage increase. If Contribution Margin decreases, we may choose to re-evaluate and re-negotiate our revenue share agreements with our Supply Partners, to make optimization and pricing changes with respect to our bids for keywords from primary traffic acquisition sources, or to change our overall cost structure with respect to headcount, fixed costs and other costs. Other companies may calculate Contribution and Contribution Margin differently than we do. Contribution and Contribution Margin have their limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results presented in accordance with GAAP.
The following table reconciles Contribution with gross profit, the most directly comparable financial measure calculated and presented in accordance with GAAP, for the three months and full years ended December 31, 2025 and 2024:

	Three months ended December 31,		Full year ended December 31,
(in thousands)	2025	2024	2025	2024
Revenue	$291,155	$300,648	$1,113,600	$864,704
Less cost of revenue	(246,344)	(251,666)	(946,057)	(721,131)
Gross profit	$44,811	$48,982	$167,543	$143,573
Adjusted to exclude the following (as related to cost of revenue):
Equity-based compensation	194	372	1,030	3,026
Salaries, wages, and related	445	913	2,753	3,387
Internet and hosting	261	168	831	570
Depreciation	4	6	21	21
Other expenses	213	257	793	796
Other services	700	729	2,556	2,737
Merchant-related fees	251	89	785	306
Contribution	$46,879	$51,516	$176,312	$154,416
Gross Margin	15.4%	16.3%	15.0%	16.6%
Contribution Margin	16.1%	17.1%	15.8%	17.9%

Adjusted EBITDA
We define “Adjusted EBITDA” as net income (loss) excluding interest expense, income tax expense (benefit), depreciation expense on property and equipment, amortization of intangible assets, as well as equity-based compensation expense and certain other adjustments as listed in the table below. Adjusted EBITDA is a non-GAAP financial measure that we present to supplement the financial information we present on a GAAP basis. We monitor and present Adjusted EBITDA because it is a key measure used by our management to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of Adjusted EBITDA. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects. In addition, presenting Adjusted EBITDA provides investors with a metric to evaluate the capital efficiency of our business.
Adjusted EBITDA is not presented in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures presented in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income, which is the most directly comparable financial measure calculated and presented in accordance with GAAP. These limitations include the fact that Adjusted EBITDA excludes interest expense on debt, income tax expense (benefit), equity-based compensation expense, depreciation and amortization, and certain other adjustments that we consider to be useful to investors and others in understanding and evaluating our operating results. In addition, other companies may use other measures to evaluate their performance, including different definitions of “Adjusted EBITDA,” which could reduce the usefulness of our Adjusted EBITDA as a tool for comparison.
The following table reconciles Adjusted EBITDA with net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, for the three months and full years ended December 31, 2025 and 2024:

	Three months ended December 31,		Full year ended December 31,
(in thousands)	2025	2024	2025	2024
Net income	$33,985	$7,301	$26,761	$22,118
Equity-based compensation expense	7,533	7,631	30,331	34,083
Interest expense	2,610	3,193	11,243	14,351
Income tax (benefit) expense	(138,143)	915	(137,822)	1,384
Depreciation expense on property and equipment	72	61	273	252
Amortization of intangible assets	512	1,603	2,979	6,430
Transaction expenses(1)	—	—	303	1,172
Write-off of intangible assets(2)	—	—	13,416	—
Contract Settlement(3)	—	—	—	(1,725)
Changes in TRA related liability(4)	124,169	7,006	124,089	7,006
Changes in Tax Indemnification Receivable	(5)	34	(216)	(52)
Legal expenses(5)	45	8,937	42,378	11,092
Adjusted EBITDA	$30,778	$36,681	$113,735	$96,111
(1)Transaction expenses for the year ended December 31, 2025 consist of legal and accounting fees incurred by us in connection with an amendment to the 2021 Credit Facilities. Transaction expenses for the year ended December 31, 2024 consist of legal and accounting fees incurred by us in connection with resale registration statements filed with the SEC.
(2)Write-off of intangible assets for the year ended December 31, 2025 consist of a charge related to the write-off of intangible assets, consisting of customer relationships and trademarks, trade names, and domain names, acquired as part of the acquisition of Customer Helper Team, LLC.

(3)Contract settlement consists of income recorded for the year ended December 31, 2024 in connection with a one-time contract termination fee received from one of our partners in the Health insurance vertical that ceased operations during such year.
(4)Changes in TRA related liability consist of charges to increase the TRA liability to reflect probable future payments under the agreement.
(5)Legal expenses for the three months and year ended December 31, 2025, consist of increases of $0 and $38.0 million, respectively, to the loss reserve established in connection with the FTC Matter and legal fees and costs incurred in connection with such matter. Legal expenses for the three months and year ended December 31, 2024, consist of a $7.0 million loss reserve established in connection with the FTC Matter and legal fees and costs incurred in connection with such matter.